UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2024

IDEAYA Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38915	47-4268251
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5000 Shoreline Court, Suite 300

South San Francisco, California 94080

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 443-6209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	IDYA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

Clinical Update

On September 23, 2024, IDEAYA Biosciences, Inc. (the “Company”) announced interim clinical data for darovasertib in neoadjuvant uveal melanoma (“UM”) from the Company’s ongoing company-sponsored Phase 2 trial and guidance from the U.S. Food and Drug Administration (“FDA”) in a Type C meeting, which the Company believes supports the initiation of a potential registration-enabling Phase 3 randomized clinical trial in neoadjuvant UM patients.

Darovasertib is a potent and selective protein kinase C (“PKC”) inhibitor being developed to broadly address primary and metastatic UM. Darovasertib is currently being evaluated in four ongoing clinical trials, two of which are in collaboration with Pfizer. The darovasertib and crizotinib combination in metastatic uveal melanoma (“MUM”) has FDA Fast Track designation. IDE196-009 (NCT05907954) is a company-sponsored Phase 2 trial evaluating darovasertib as neoadjuvant treatment for UM prior to primary interventional treatment of enucleation or radiation therapy, and as adjuvant therapy following the primary treatment. In addition, there is an investigator-sponsored trial (“IST”), NCT05187884, evaluating darovasertib as a neoadjuvant UM treatment.

The Phase 2 darovasertib data in neoadjuvant UM demonstrated encouraging clinical activity. Collectively with the IST trial, the clinical efficacy data from the Phase 2 company-sponsored trial substantiate clinical proof of concept for the use of darovasertib in the neoadjuvant uveal melanoma setting. For the Phase 2 company-sponsored trial, the data cutoff date is August 15, 2024, with an enrollment cut-off of May 13, 2024.

The Company evaluated 31 enucleation and 18 plaque brachytherapy UM patients who were treated with darovasertib neoadjuvant therapy in the Phase 2 company-sponsored and IST trials. The Company observed approximately 59%, or 29 of the 49 total evaluable patients, with greater than or equal to 20% ocular tumor shrinkage by product of diameters and approximately 49%, or 24 of the 49 total evaluable patients, with greater than or equal to 30% ocular tumor shrinkage by product of diameters. The Company also observed an approximately 61% eye preservation rate in enucleation patients. The Company found evidence of visual preservation by reducing the amount of radiation associated with plaque brachytherapy.

The Company observed manageable adverse event (“AE”) profile from the Phase 2 company-sponsored trial. In 38 patients, 11% of patients experienced a Grade 3 or higher AE and 5% of patients experienced a serious AE rate. The Company observed a discontinuation rate of 3%. The most common AEs observed included diarrhea, nausea, vomiting and fatigue.

The Company’s ocular oncology advisory board recommended product of diameters for tumor measurement to determine overall response rate (“ORR”) criteria in ocular melanoma. In the Phase 2 trial with darovasertib, a greater than or equal to 20% ocular tumor shrinkage by product of diameters correlates to clinical benefit, including eye sparing for enucleation UM patients and visual preservation for plaque brachytherapy UM patients.

In the Phase 3 clinical trial, the Company currently projects approximately 400 patients will be randomized for treatment with darovasertib in the treatment arm or the control arm, with potential modifications pending further feedback from the FDA. Based on the currently targeted clinical trial design, there will be two cohorts enrolled, including enucleation eligible UM patients and plaque brachytherapy eligible UM patients. For the enucleation cohort, the randomization will be with or without darovasertib as neoadjuvant therapy. For the plaque brachytherapy cohort, the randomization will be darovasertib followed by plaque brachytherapy versus plaque brachytherapy alone.

Based on FDA guidance and information provided in the Company’s FDA briefing book, the Company expects that eye preservation rate will be the primary endpoint for enucleation UM patients for the target registrational trial design in neoadjuvant UM. The FDA briefing book noted an objective to exceed lower bound of 10% eye preservation rate with a 95% confidence interval for this primary endpoint. Time to vision loss will be the primary endpoint for plaque brachytherapy UM patients. No detriment to Event-Free-Survival (“EFS”) in the treatment arms will be a secondary endpoint.

Pending ongoing discussions with the FDA, the Company currently expects that ORR will be included as a potential surrogate and composite endpoint to support earlier approval scenarios. The FDA briefing book noted that a greater than or equal to 20% ocular tumor shrinkage by product of diameters correlates to clinical benefit in the ongoing Phase 2 clinical study, including eye sparing for enucleation UM patients and visual preservation for plaque brachytherapy UM patients. The registrational study will enroll UM patients with a high risk for metastatic disease. Based on the FDA meeting, there is a potential for consideration of a broad indication label in neoadjuvant UM for subjects with low, intermediate and high risk for metastatic disease. The Company anticipates approximately two years of data maturity to initial readout for no detriment to EFS in the treatment arms for this high-risk patient population based on preliminary projections. 300mg BID darovasertib was noted in the FDA briefing book as the move-forward dose for the registrational trial.

Neoadjuvant UM represents a significant expansion opportunity for darovasertib, with a potential annual incidence of approximately 12,000 patients aggregate in North America, Europe, and Australia. The Company owns or controls all commercial rights in darovasertib, including in MUM and in UM, subject to certain economic obligations pursuant to its exclusive, worldwide license with Novartis.

Forward-Looking Statements

Certain statements contained herein are forward-looking statements, including, but not limited to, statements related to (i) the timing of FDA regulatory guidance and a potential registration-enabling Phase 3 randomized clinical trial in neoadjuvant UM patients, (ii) the potential therapeutic benefits of the Company’s therapeutics, (iii) the translation of preliminary clinical trial results into future clinical trial results, and (iv) the estimate of patient populations. Such forward-looking statements involve substantial risks and uncertainties that could cause the Company’s preclinical and clinical development programs, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the uncertainties inherent in the drug development process, including the Company’s programs’ early stage of development, the process of designing and conducting preclinical and clinical trials, the regulatory approval processes, the timing of regulatory filings, the challenges associated with manufacturing drug products, the Company’s ability to successfully establish, protect and defend its intellectual property, and other matters that could affect the sufficiency of existing cash to fund operations. The Company undertakes no obligation to update or revise any forward-looking statements. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the Company in general, see the Company’s Annual Report on Form 10-K dated February 20, 2024 and any current and periodic reports filed with the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDEAYA BIOSCIENCES, INC.

Date: September 23, 2024	By:	/s/ Yujiro Hata
Yujiro Hata
President and Chief Executive Officer